Exhibit 10.22

AMENDMENT TO THE

LEGG MASON WOOD WALKER, INCORPORATED

PRIVATE CLIENT GROUP DEFERRED COMPENSATION PLAN

WHEREAS, the Board of Directors (the “Board.”) of Legg Mason Wood Walker, Incorporated (the “Company,”) previously adopted the Legg Mason Wood Walker, Incorporated Private Client Group Deferred Compensation Plan (as amended from time to time) (the “Plan”); and

WHEREAS, in connection with the transactions contemplated by the Transaction Agreement, dated as of June 23, 2005, (the “Transaction Agreement”) by and between Citigroup Inc. and Legg Mason, Inc. (“Legg Mason”), the Board desires to amend the Plan, in accordance with Section 18 thereof, to (1) provide, contingent upon the consummation of the transactions contemplated by the Transaction Agreement, for the accelerated vesting of that portion of the account of each financial advisor who is a PC/CM Continuing Business Employee (as defined in the Transaction Agreement), that is scheduled to vest on or before December 31, 2006, (ii) provide that, contingent upon the consummation of the transactions contemplated by the Transaction Agreement, for purposes of the Plan, the employment of each financial advisor who is a PC/CM Continuing Business Employee will terminate as of the Closing Date (as defined in the Transaction Agreement), and (iii) assign, effective as of November 15, 2005, of all of the Company’s rights, duties and obligations under the Plan to Legg Mason & Co., LLC.

NOW, THEREFORE, effective as of November 15, 2005, the Plan is hereby amended as follows:

1. The Plan is hereby renamed the “Legg Mason & Co., LLC Private Client Group Deferred Compensation Plan.”

2. The first paragraph of the Plan is hereby deleted in its entirety and the following is substituted therefor:

RECITALS

This document constitutes the Legg Mason &Co., LLC Private Client Group Deferred Compensation Plan (the “Plan”), formerly known as the Legg Mason Wood Walker Incorporated Private Client Group Deferred Compensation Plan. In connection with the transactions contemplated by the Transaction Agreement, the Board of Directors of Legg Mason Wood Walker has approved certain amendments to the Plan, effective as of November 15, 2005, to (i) provide, contingent upon the consummation of the transactions contemplated by the Transaction Agreement, for the accelerated vesting of that portion of the account of each Financial Advisor who is a PC/CM Continuing Business Employee, that is scheduled to vest on or before December 31, 2006, (ii) provided that, contingent upon the consummation of the transactions contemplated by the Transaction Agreement, for purposes of the Plan, the employment of each Financial Advisor who is a PC/CM Continuing Business Employee shall terminate as of the Closing Date and (iii) assign all of its rights, duties and obligations under the Plan to Legg Mason & Co.

3. Section 1 of the Plan is hereby amended by adding the following at the end thereof:

Notwithstanding the foregoing, since April 15, 2002 no new deferrals have been made to any Financial Advisor Account. As a result of, and subject to, the consummation of the transactions contemplated by the Transaction Agreement, for purposes of the Plan, the employment of each Financial Advisor who is a PC/CM Continuing Business Employee shall terminate as of the Closing Date. After the consummation of the transaction contemplated by the Transaction Agreement, all outstanding Financial Advisor Accounts of each Financial Advisor who is a PC/CM Continuing Business Employees shall be distributed in accordance with the terms and conditions of the Plan.

4. The following definition is hereby added to Section 2 of the Plan:

“Closing Date” has the meaning set forth in the Transaction Agreement.

5. The definition of “Committee” in Section 2(b) of the Plan is hereby amended by deleting the section in its entirety and replacing it with the following:

“Committee” means the Compensation Committee of the Board of Directors of LMI or any successor committee designated by such committee.

6. The definition of “Company” in Section 2(c) of the Plan is hereby deleted in its entirety and the following is substituted therefor:

“Company” means Legg Mason Wood Walker; provided, however, that effective as of November 15, 2005, all of Legg Mason Wood Walker’s rights, duties and obligations under the Plan shall be assumed by Legg Mason & Co.

7. The following definition is hereby added to Section 2 of the Plan:

“Legg Mason & Co” means Legg Mason & Co., LLC.

8. The following definition is hereby added to Section 2 of the Plan:

“Legg Mason Wood Walker” means Legg Mason Wood Walker, Incorporated.

9. The following definition is hereby added to Section 2 of the Plan:

“PC/CM Continuing Business Employee” has the meaning set forth in the Transaction Agreement.

10. The following definition is hereby added to Section 2 of the Plan:

“Plan” has the meaning set forth in the Recitals hereto.

11. The following definition is hereby added to Section 2 of the Plan:

“Transaction Agreement” means the Transaction Agreement, dated as of June 23, 2005, by and between LMI and Citigroup Inc.

12. Section 3 of the Plan is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, effective as of April 15, 2002, no new Financial Advisors shall be eligible to participate in the Plan with respect to the 2002 Plan Year or any subsequent Plan Year.

13. Section 4 of the Plan is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything in this Plan to the contrary, effective as of April 15, 2002, no additional deferrals shall be made to any Financial Advisor’s Account.

14. Section 9(f) of the Plan is hereby amended by adding the following paragraph at the end thereof:

Notwithstanding the foregoing, contingent upon the consummation of the transactions contemplated by the Transaction Agreement, for purposes of determining the amount of any distribution payable to a Financial Advisor who is a PC/CM Continuing Business Employee, the amount of such FA’s Account that is scheduled to vest on or before December 31, 2006, shall be deemed to be fully vested as of the Closing Date. Such Financial Advisor’s Account shall be distributed in accordance with the terms and conditions of the Plan. As a result of, and subject to, the consummation of the transactions contemplated by the Transaction Agreement, for purposes of the Plan, the employment of each Financial Advisors who is a PC/CM Continuing Business Employee shall terminate as of the Closing Date. Accordingly, contingent upon the consummation of the transactions contemplated by the Transaction Agreement, with respect to any portion of such Financial Advisor’s Account that is scheduled to vest on or after January 1, 2007, the unvested portion of such Financial Advisor Account shall be forfeited in its entirety without any payment therefor.

IN WITNESS WHEREOF, the Company has duly executed and delivered this Amendment as of the date first above written.

LEGG MASON WOOD WALKER, INCORPORATED

By:	/s/ Charles J. Daley, Jr.
Name:	Charles J. Daley, Jr.
Title:	Senior Vice President, CFO & Treasurer

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